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EXHIBIT 23(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879 and No. 333-20881) of Ralcorp Holdings, Inc. of our report dated October 31, 2001, relating to the financial statements, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers  LLP
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PricewaterhouseCoopers  LLP
St.  Louis,  Missouri
December  19,  2001